                                                                    EXHIBIT 99.1

                              (INFOUSA LETTERHEAD)

                                                           FOR IMMEDIATE RELEASE


                                                                    MAY 20, 2003


                                                                        CONTACT:
                                  VIN GUPTA - CHAIRMAN & CHIEF EXECUTIVE OFFICER
                                  Phone:  (402) 596-8900 -  Fax:  (402) 339-0265
                                                  E-Mail:  vin.gupta@infoUSA.com
                                           STORMY DEAN - CHIEF FINANCIAL OFFICER
                                  Phone:  (402) 593-4505 -  Fax:  (402) 339-0265
                                                E-Mail:  stormy.dean@infoUSA.com


infoUSA DISCLOSES BUSINESS OUTLOOK FOR 2003 AND FOR 2004

(OMAHA, NE) -- infoUSA(R) (Nasdaq: IUSA) Despite many uncertainties, infoUSA has been able to grow its business. Because of positive signs in our revenue base, we believe we can make reasonable projections for fiscal year 2003 and fiscal year 2004.

These projections are estimates only.

This press release (as well as oral statements and other written statements made or to be made by the Company) contain forward-looking statements that are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by our management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those set forth in the Company's Annual Report under "Factors That May Affect Operating Results," as well as those noted in the documents incorporated by reference into the Annual Report. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date on which they were made. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission, particularly the Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

   IN 000'S EXCEPT EPS DATA        2003 FISCAL YEAR       2004 FISCAL YEAR
   ------------------------        ----------------       ----------------

           REVENUE                     $320,000               $338,000

       OPERATING INCOME                  61,000                 68,000

          EBITDA(1)                      90,000                 98,000

         CASH EPS(2)                   $   0.88               $   0.97

             EPS                       $   0.61               $   0.69


     1) 2003 EBITDA = operating income 61,000 + Amortization of intangibles of 13,300 + Depreciation of operating assets 15,700

          2004 EBITDA = operating income 68,000 + Amortization of intangibles of 13,300 + Depreciation of operating assets 16,700

     2) 2003 Cash EPS = (Net Income 31,200 + Amortization of Intangibles 13,300 + Other Expense 400 /shares outstanding 51,144

          2004 Cash EPS = (Net Income 35,500 + Amortization of Intangibles 13,300 + Other Expense 600) /shares outstanding 51,144


ABOUT infoUSA

infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites, including Yahoo! (Nasdaq:YHOO - news) and America Online (NYSE:AOL). Nearly 3 million customers use infoUSA's products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500.